UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street	60602
Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on April 7, 2017.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•                   liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•                   failing to maintain and protect our brand, independence, and reputation;

•                   failing to differentiate our products and continuously create innovative, proprietary research tools;

•                   failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•                   liability related to our storage of personal information related to individuals as well as portfolio and account-level information;

•                  liability relating to the acquisition or redistribution of data or information we acquire or errors included therein;

•                  compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•                  failing to achieve the anticipated results with our acquisition of PitchBook or other acquisitions or minority investments;

•                  downturns in the financial sector, global financial markets, and global economy, including the effect of market volatility on revenue from asset-based fees;

•                  the effect of changes in industry-wide issuance volume for commercial mortgage-backed securities;

•                  a prolonged outage of our database, technology-based products and services, or network facilities;

•                  challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and

•                  trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles.

Investor Questions and Answers: March 3, 2017

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through March 1, 2017. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Headcount Growth and Operating Margin

1.             The pace of headcount growth has materially exceeded organic revenue growth over the last several quarters (ranging from 500 basis points to 1200 basis points+). This has a negative impact on EBIT [earnings before interest and taxes] margins, which have been in a downward trend. Do you expect revenue growth to accelerate from these investments in headcount (if so, when?) or do you plan to slow headcount growth in order for these growth rates to converge? How do you plan to manage MORN’s EBIT margins in what seems like a more modest organic growth environment?

We added employees at a faster-than-usual pace in 2016. Our total employee count increased by about 665, or 17%, to 4,595 as of December 31, 2016. About half of these new employees joined us with the PitchBook acquisition, which we completed on December 1. We also continued investing in our key growth initiatives, with new hires mainly reflecting additional technology, sales, and analyst roles in the United States, India, and China. Excluding employees added with PitchBook, our total headcount increased by about 335 employees, or 8.5%, in 2016.

We don’t expect to continue hiring at a rate that outpaces revenue growth. While we don’t give specific financial forecasts, our goal is to generate more robust revenue growth than we’ve shown over the past couple of years. We also plan to keep expense growth more in line with revenue growth (with expenses generally increasing at a lower rate than revenue).

We deviated from this strategy in 2016 because of investments in areas such as credit ratings, retirement, and Morningstar Direct, where the headcount additions should support future growth that we hope to capture. For instance, in the retirement space, we saw an opportunity to provide additional solutions that help broker-dealers determine, demonstrate, and document that their advice is in the best interest of the investor, and made investments to bring a new offering, Morningstar Plan Advantage, to the market. While these investments have not yet had a meaningful impact on top-line growth, we wanted to take advantage of the opportunities we saw in a timely fashion. As long-term investors, we need to react to opportunities as they arise and fully expect the investments we’ve made in our employees to accelerate revenue growth in the future.

PitchBook

2.             PitchBook added $4.1 million [of revenue] and $7 million of expenses in the quarter. Do you have a plan to improve profitability at PitchBook? Do you have a margin target you wish to achieve over the next few years? Are there any plans for cost takeout at PitchBook now that it is fully owned by MORN? Or is margin improvement going to be driven primarily by revenue synergies and cross-selling Pitchbook products to MORN’s broader customer set?

We acquired the remaining ownership interest in PitchBook for a few key reasons:

•                  We share a common goal of bringing transparency to the investment landscape, and the same dedication to operational excellence, customer service, and innovation. Both Morningstar and PitchBook are rooted in investment data and have entrepreneurial cultures.

•                  PitchBook has a strong market position as a leading data, software, and research provider on private equity, venture capital, and mergers and acquisitions, which are all areas of growing investor interest.

•                  The company has had an attractive growth trajectory and a proven ability to execute on its operating goals.

•                  Multi-asset portfolios are becoming the norm, and combining Morningstar’s public company data with PitchBook’s private capital data will give us one of the most comprehensive multi-asset datasets in the industry, helping us better meet the needs of our advisor and asset management clients.

We did not make the acquisition with the goal of taking out costs and expect to maintain PitchBook’s existing employees and operating plans.

The $7.5 million of operating expense added by PitchBook in December 2016 includes about $1.1 million of operating expense incurred by Morningstar in connection with the acquisition and $0.9 million of amortization expense for acquired intangible assets. Going forward, we also expect to incur additional compensation expense for performance share awards for some employees of PitchBook, with target annual grants of approximately $7.5 million in 2017, $7.5 million in 2018, and $15.0 million in 2019.

Excluding these noncash charges, we believe PitchBook’s underlying earnings power is more positive and should improve over time. Like the rest of Morningstar, PitchBook should benefit from scale and leverage, and we plan to continue investing in the business as long as it’s able to generate high enough returns to offset the cost of customer acquisition. Because

PitchBook’s business model is very similar to Morningstar’s, it’s reasonable to expect long-term operating margins to be more in line with our consolidated margin.

Bonus Plan

3.             The bonus pool looked like it was down 24% for 2016 based on commentary in the press release. What are the drivers and key metrics used to determine incentive compensation?

We fund the bonus pool based on our overall business results. The plan uses two performance measures: adjusted revenue and pre-incentive EBITDA (earnings before interest, taxes, depreciation, and amortization). Each of these measures receives a 50% weighting in determining the size of the pool.

To calculate these performance measures, we use an adjusted version of revenue and EBITDA so our incentive plan is more closely tied to what is controllable by employees. For example, we adjust both revenue and EBITDA for the effects of currency exchange rates and any acquisitions or divestitures.

Before the beginning of each year, we set goals for adjusted revenue and EBITDA. To determine the size of the bonus pool, we compare our actual performance with these goals. The pool increases or decreases based on revenue and EBITDA performance. If performance is 90% or less than our goal, we fund the bonus pool at 60%. For each 1% of performance above 90% of the goal, we fund the bonus pool an additional 4%. If we achieve 100% of our goal for a given performance measure, we will fund the bonus pool at 100%. If performance is above 100% of goal, we will fund the bonus pool an additional 5% of target for every 1% of performance.

In 2016, we fell short of our goals for both revenue and profitability, and therefore did not fully fund the bonus pool. We will be including more details about the bonus pool calculation in our proxy statement, which we plan to file on March 31.

Capital Allocation

4.             Share repurchases slowed this year [in 2016] vs. prior years’ paces… is this related to your acquisition of PitchBook, or are you sensitive to valuation?

The decision to repurchase stock is driven by many factors, including debt levels, cash flows, and valuation. In 2016, we repurchased approximately 645,000 shares of common stock for $49.5 million. The lower quantity reflects both factors you mentioned. Because of the PitchBook acquisition, we had less available “excess” cash to use for share repurchases. We’re also sensitive to valuation and only repurchase shares when they’re trading lower than our estimate of Morningstar’s intrinsic value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: March 3, 2017	By:	/s/ Stéphane Biehler
Stéphane Biehler
Chief Financial Officer